SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 10, 2014
Date of Report (Date of earliest event reported)
Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On October 10, 2014, Discovery Laboratories, Inc., a Delaware corporation (the "Company"), entered into a Collaboration Agreement (the "Collaboration Agreement") with Battelle Memorial Institute ("Battelle") providing for the further development of the Company's capillary aerosol generator ("CAG") for potential use in the Company's planned phase 3 clinical program for AEROSURF® for the treatment of respiratory distress syndrome ("RDS") in premature infants and, if AEROSURF is approved for commercial sale by the U.S. Food and Drug Administration (the "FDA"), the European Commission or other applicable regulatory authority, initial commercial supply.

Pursuant to the Collaboration Agreement, the Company and Battelle will work together to (i) define the requirements of the phase 3 CAG and disposable dose packs (together, the "AEROSURF System") as well as a detailed project plan for the remaining stages of the project ("Stage 1"), (ii) develop the AEROSURF System in accordance with the project plan ("Stage 2"), and (iii) complete all required testing, verification and documentation to be in a position to manufacture AEROSURF Systems for the Company's AEROSURF phase 3 clinical program ("Stage 3").  Upon completion of the three-stage project plan under the Collaboration Agreement, the Company and Battelle intend to negotiate in good faith to enter into an agreement for the manufacture of AEROSURF Systems for the AEROSURF phase 3 clinical program, and, if AEROSURF is approved, to negotiate in good faith to enter into a supply agreement providing for an initial commercial supply of AEROSURF Systems.

Each of the Company and Battelle will designate a project manager, who will manage the project plan on a daily basis.  A Steering Committee, comprised equally of members appointed by the Company and by Battelle, will oversee the work performed by the project managers and work to reach consensus on the handling of all matters referred to it with respect to the collaboration and the project plan.  The foregoing notwithstanding, the Company will retain final decision-making authority on all matters relating to the design, registration, manufacture, packaging, marketing, distribution and sale of the AEROSURF System.  The Company and Battelle will share equally in the costs of Stage 1 activities.  Following completion of Stage 1, the Company and Battelle will agree on the details and projected costs of the project plan for Stages 2 and 3.  The parties will share equally in the costs of the project plan for Stages 2 and 3 as set forth in the project plan.  Battelle will bear the entire cost of any cost overruns associated with execution of the project plan and the Company will bear the entire cost of any increase in the agreed upon project plan costs resulting from changes in the scope of the product requirements as agreed in Stage 1 and set forth in the project plan.

In connection with the Collaboration Agreement, the Company issued to Battelle two warrants to purchase shares of the Company's common stock, par value $.001 per share ("Common Stock"), each having a term of 10 years, subject to earlier termination under certain circumstances set forth therein, and an exercise price of $5.00 per share, including (i) a warrant to purchase up to 1,000,000 shares of the Company's common stock, exercisable upon successful completion by Battelle of the Stage 3 activities (the "Initial Warrant"), and (ii) a warrant to purchase 500,000 shares of the Company's common stock (the "Additional Warrant;" together with the "Initial Warrant," the "Warrants"), provided that the Additional Warrant is exercisable if and only if the Stage 3 activities are successfully completed by Battelle no later than May 31, 2016, which date may be adjusted as provided in the Collaboration Agreement.  The Company and Battelle have agreed to execute a registration rights agreement relating to the resale of the Common Stock underlying the Warrants (the "Warrant Shares").  The Warrants may be exercised for cash only, except that, in the event a registration statement is not effective at the time of exercise and if an exemption from registration is otherwise available at that time, the Warrants may be exercised on a cashless basis.  The Company relied on the exemption from registration contained in Regulation D, Rule 506 thereunder, for the issuance of the Warrants and the Warrant Shares.

In addition to the Warrants, if Battelle successfully completes the Stage 3 activities, the Company has agreed to pay royalties to Battelle equal to a low single-digit percentage of the worldwide net sales and license royalties on sales of AEROSURF for the treatment of RDS in premature infants, up to an aggregate limit of $25 million.

The Collaboration Agreement provides that, unless sooner terminated by a party as therein provided, its term shall continue until the Company fulfills its payment obligations to Battelle.  The Collaboration Agreement may be terminated by a party under certain circumstances, including (i) a declaration of bankruptcy by either party, (ii) a "failure of purpose" as that term is defined in the Collaboration Agreement, including without limitation, a good faith determination by the parties that the objectives of the AEROSURF clinical program, the FDA registration of AEROSURF, or the expected outcomes of the project plan cannot be achieved, or (iii) a material breach by either party.

AEROSURF is a novel investigational combination product that combines the Company's KL4 surfactant with its CAG.  The Company is developing AEROSURF for premature infants with or at risk for developing RDS.  The administration of surfactants currently can only be administered by endotracheal intubation supported with mechanical ventilation, both invasive procedures that may result in serious respiratory conditions and complications.  Consequently, neonatologists often will not treat infants who could benefit from surfactant therapy unless the potential benefits of surfactant therapy outweigh the risks associated with such invasive administration procedures.  AEROSURF potentially will provide practitioners with the ability to deliver surfactant therapy using a less-invasive method of administration and thereby may enable the treatment of a significantly greater number of premature infants who could benefit from surfactant therapy but are currently not treated.

The foregoing summary is qualified in its entirety by reference to the text of the Collaboration Agreement and related documents, to be included as Exhibits to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

Item 3.02.	Unregistered Sales of Equity Securities

The information contained in Item 1.01 relating to the Warrants and the Warrant Shares is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated October 15, 2014, announcing execution of the Collaboration Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By	/s/ John G. Cooper
Name:	John G. Cooper
Title:	President and Chief Executive Officer

Date:  October 15, 2014